UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2017

AXT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4281 Technology Drive,
Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 438-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2017, AXT, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 4,615,385 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $6.50 per share. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 692,307 shares of Common Stock. The Underwriters notified the Company of the exercise in full of their option to purchase the additional shares on March 3, 2017, and the Offering, including the sale of shares of Common Stock subject to the Underwriters’ option, closed on March 7, 2017.  The net proceeds to the Company from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $31.9 million.

The shares of Common Stock are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. File No. 333-214211), which was declared effective by the Securities and Exchange Commission on November 4, 2016, as supplemented by a preliminary prospectus supplement, dated March 1, 2017, and a final prospectus supplement, dated March 2, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On March 2, 2017, the Company issued a press release announcing pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 2, 2017, by and between the AXT, Inc. and Needham & Company, LLC, as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

99.1	Press release issued by AXT, Inc. dated March 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

By:	/s/ Gary L. Fischer
Gary L. Fischer
Chief Financial Officer

Date: March 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 2, 2017, by and between the AXT, Inc. and Needham & Company, LLC, as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

99.1	Press release issued by AXT, Inc. dated March 2, 2017.